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                                   EXHIBIT 21

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                                                                    Exhibit (21)

                              LIST OF SUBSIDIARIES

The following table sets forth certain information with respect to the significant subsidiaries of the Registrant. All of the voting securities of each subsidiary are owned by the Registrant (or a wholly owned subsidiary of the Registrant) and its financial statements are included in the consolidated financial statements of the Registrant.

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                                                  Jurisdiction of
                    Name                           Incorporation
                    ----                          ---------------
Acieries de Ploermel                                   France
Alcor Petroleum Instruments, Inc.                      Delaware
Chrome Crankshaft Co.                                  Delaware
Chrome Crankshaft Company of Illinois                  Illinois
Consolidated Metco, Inc.                               Delaware
Keystone Industries, Inc.                              Delaware
Means Industries, Inc.                                 Michigan
National Metalwares, Inc.                              Illinois
Precision Scientific, Inc.                             Delaware
Prime Manufacturing Corporation                        Delaware
Varlen Instruments, Inc.                               Delaware
Walter Herzog GmbH                                     Germany